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                                                                    EXHIBIT 99.1


Investors:                               Media contact
William G. Harvey                        Gordon R. Manuel
Vice President and Treasurer             Director - Governmental Affairs
Bowater Incorporated                     Bowater Incorporated
864/282-9413                             864/282-9448

                                         Georges Cabana
Daniel Tardif                            Senior Vice-President, Human Resources
Senior Vice-President                    and Public Affairs
and Chief Financial Officer              Alliance Forest Products Inc.
Alliance Forest Products Inc.            514/954-2101
514/954-2118


FOR IMMEDIATE RELEASE
MONDAY APRIL 2, 2001


BOWATER TO ACQUIRE ALLIANCE FOREST PRODUCTS INC.

Greenville, South Carolina, and Montreal, Quebec, April 2, 2001 - Bowater Incorporated (NYSE:BOW) and Alliance Forest Products Inc. (TSE:ALP, NYSE:PFA) today announced the signing of a definitive agreement by which Bowater will acquire all of the outstanding shares of Alliance. Under the terms of the agreement, Bowater will pay C$13.00 in cash plus 0.166 shares of Bowater's common stock for each Alliance common share. Using the past twenty day average trading price of Bowater common stock implies a per share value of approximately C$26 for each Alliance common share. Alliance shareholders may choose to receive common shares of Bowater or Canadian-listed shares in a Bowater Canadian subsidiary, with the same voting and dividend rights, which are exchangeable at any time into Bowater shares (TSE:BWX).

The aggregate value of the transaction, including assumed debt, is approximately C$1.2 billion (U.S.$770 million). The boards of directors of both companies have approved the transaction.

Arnold M. Nemirow, Bowater's Chairman, President and Chief Executive Officer, said: "I am extremely enthusiastic about the compelling opportunities this transaction will offer to our respective customers, shareholders and employees. The Quebec mills are modern, cost-competitive facilities with a reputation for excellent quality. The addition of Alliance's supercalendered and specialty papers to Bowater's coated groundwood and value-added papers will make the combined company a premier supplier to these fast growing markets. In addition, Alliance's Alabama newsprint mill is strategically located to enable us to better serve our newsprint customers. Completion of its modernization will provide Bowater another low-cost, recycled newsprint facility. These assets combined with Alliance's forest products facilities and fiber base are an excellent strategic fit for Bowater. We are pleased to expand our investment in Canada, by

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acquiring a Quebec-based company with a well-deserved reputation for excellence, and we will maintain a significant management presence in Montreal."

Pierre Monahan, Alliance's President and Chief Executive Officer, said:
"Alliance's board of directors, after careful review, has concluded that this transaction is in the best interests of Alliance's shareholders, customers and employees, and we recommend that Alliance's shareholders vote in favor of the transaction. The combination with Bowater represents the next logical step for Alliance and provides our shareholders with significant, immediate and long-term value. Bowater will be an even stronger competitor in a rapidly changing and consolidating marketplace. We are delighted that our shareholders, customers and employees will participate in Bowater's success."

Bowater anticipates that the acquisition will be immediately accretive to earnings. New cost savings and operating synergies of approximately C$95 million (U.S.$60 million) are expected to be readily achievable.

Through the combination, Bowater will increase its annual newsprint, coated and specialty papers capacity to approximately 4.6 million metric tonnes. Annual lumber capacity will also increase to 1.0 billion board feet. Bowater is the second largest producer of newsprint in North America and the third largest producer of market pulp. With the conversion of a newsprint machine to coated papers at its Catawba, SC mill, the construction of a new coating line at its Michigan Nuway facility and two additional Nuway facilities in the mid-South region and the mid-Atlantic region, by the end of 2002 Bowater will have over
1.6 million short tons of coated, supercalendered and other specialty grades and will be one of the world's premier producers of these groundwood papers.

The definitive agreement provides for a termination fee of U.S.$20 million (C$31.5 million) payable by Alliance under certain circumstances, and Alliance has agreed not to solicit or encourage any competing offers. Alliance's shareholders and appropriate court and regulatory authorities must approve the transaction. It is expected that shareholder meeting materials will be mailed to shareholders of Alliance by the end of May and that the transaction will be completed by the end of June 2001.

Bowater and Alliance will hold a joint management conference call to discuss this transaction at 10:00 AM EDT on April 2, 2001. The conference call number is 888-639-6205. The call will also be broadcast via the Internet. Interested parties may connect to the Bowater web site at www.bowater.com, then follow the on-screen instructions for access to the call. A replay of the call will be available from 1:30 PM EDT on Monday, April 2, through Thursday, April 12, on the web site or by dialing 800-475-6701 or 320-365-3844 (international) and using the access code 580519. The Bowater web site will contain additional information concerning the transaction.

Goldman Sachs & Co is acting as financial advisor to Bowater and BMO Nesbitt Burns Inc. and Merrill Lynch & Co. are acting as financial advisors to Alliance.

Bowater Incorporated, headquartered in Greenville, SC, is a global leader in newsprint. In addition, the company makes coated and uncoated groundwood papers, bleached kraft pulp and

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lumber products. Bowater has nine pulp and paper mills in the United States,
Canada and South Korea.

Bowater also owns and operates a coating operation and three sawmills that produce softwood dimension lumber. These operations are supported by 1.8 million acres of timberlands owned or leased in the United States and Canada and over 14 million acres of timber cutting rights in Canada. Bowater is one of the world's largest consumers of recycled newspapers and magazines. Bowater common stock is listed on the New York Stock Exchange, U.S. regional exchanges and the London Stock Exchange. A special class of stock exchangeable into Bowater common stock is listed on the Toronto Stock Exchange.

Alliance Forest Products Inc., headquartered in Montreal, Quebec, is an integrated company specializing in timber harvesting and forest management, as well as in the production and sale of newsprint, uncoated groundwood papers, pulp, lumber and related products. The company has operations in Canada and the United States. The common shares of Alliance Forest Products Inc. are listed on the Toronto Stock Exchange under the symbol ALP and the New York Stock Exchange under the symbol PFA.

Statements in this news release that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements about our business outlook, assessment of market conditions, strategies, future plans, future sales, prices for our major products, inventory levels, capital spending and tax rates. These forward-looking statements are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The risks and uncertainties relating to the forward-looking statements in this news release include those described under the caption "Cautionary Statement Regarding Forward-Looking Information" in Bowater's annual report on Form 10-K for the year ended December 31, 2000, and from time to time, in Bowater's other filings with the Securities and Exchange Commission. All amounts are in U.S. dollars.

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